UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008 (May 16, 2008)

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Conversion of 25% of Outstanding Subordinated Units. On May 16, 2008, Hiland Partners, LP (the “Partnership”) satisfied the financial tests contained in the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), for the early conversion of 25% of the outstanding subordinated units into common units of the Partnership. Prior to the conversion, the Partnership had 4,080,000 subordinated units outstanding which were issued to Hiland Holdings GP, LP, the 99.999% owner of the Partnership’s general partner. After the early conversion of 25% of the subordinated units, the Partnership will have 3,060,000 subordinated units outstanding, 1,020,000 of which may convert into common units following the Partnership’s distribution relating to the first quarter of 2009 and 2,040,000 of which may convert into common units following the Partnership’s distribution relating to the first quarter of 2010, in each case if the Partnership satisfies certain additional financial tests contained in the Partnership Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC, its General Partner

	By:	/s/ Matthew S. Harrison
		Name:	Matthew S. Harrison
		Title:	Chief Financial Officer, Vice President- Finance and Secretary
May 22, 2008